EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Telik, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 16, 2001, with respect to the financial statements of Telik, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

Pal	o Alto, California
Au	gust 16, 2001